EXHIBIT 10.1.6

FIFTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”), dated as of May 15, 2014, is by and among IXIA, a California corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, are parties to that certain Credit Agreement dated as of December 21, 2012 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, on May 6, 2014, the Borrower filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting correspondence received by the Borrower from the Staff of the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) which requires the Borrower to request a hearing before the NASDAQ Hearings Panel on or before May 9, 2014 in order to stay a delisting and suspension from NASDAQ for failure to timely file certain documents or reports that the SEC requires the Borrower file pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as described on Schedule I(a) hereto (the “Initial Delayed Filing”) as required by NASDAQ Rule 5250(c)(1) (the “NASDAQ Listing Rule”);

WHEREAS, on May 9, 2014, the Borrower timely requested a hearing in front of a NASDAQ Hearings Panel and such request has temporarily stayed any potential (i) delisting for non-compliance with the NASDAQ Listing Rule pending a decision by a NASDAQ Hearings Panel in its discretion (the “NASDAQ Delisting Stay”) and (ii) suspension from trading on the NASDAQ Global Select Market for non-compliance with the NASDAQ Listing Rule (a “NASDAQ Suspension”) until May 24, 2014, which stay may be extended by the NASDAQ Hearings Panel in its discretion (the “NASDAQ Suspension Stay”);

WHEREAS, the Borrower has previously notified the Administrative Agent and the Required Lenders of the Initial Delayed Filing and of an additional Current Report on Form 8- K/A that the Borrower is delayed in filing with the SEC (the “Delayed Form 8-K/A Filing”) and the Required Lenders have, pursuant to that certain Waiver effective as of April 30, 2014 (the “Initial Delayed Filing Waiver”), waived the Applicable Event of Default (as defined therein) (the “Initial Applicable Event of Default”) that may have occurred under the Credit Agreement in connection with the Initial Delayed Filing and the Delayed Form 8-K/A Filing;

WHEREAS, the Borrower has informed the Administrative Agent that the Borrower has delayed its filing of certain documents or reports that the SEC requires the Borrower file pursuant to Section 13 or 15(d) of the Exchange Act as described on Schedule I(b) hereto (the “Additional Delayed Filing” and together with the Initial Delayed Filing and the Delayed Form 8-K/A Filing, collectively the “Delayed Filing”);

WHEREAS, as a result of the Additional Delayed Filing, as of May 28, 2014, the Borrower will not have complied with Section 4.06 of that certain Indenture, dated as of December 7, 2010 (as amended, modified, extended, restated or supplemented from time to time, the “Convertible Note Indenture”), between Borrower and Wells Fargo Bank, National Association (the “Trustee”) pursuant to which Borrower has issued certain 3.00% unsecured convertible notes due December 15, 2015 (the “Convertible Notes”);

WHEREAS, the Convertible Note Indenture is a Material Contract and pursuant to Section 6.12 of the Credit Agreement, the Borrower must perform and observe all terms and provisions of each Material Contract to be performed or observed by it;

WHEREAS, the Borrower’s failure to comply with Section 6.12 of the Credit Agreement with regard to the Additional Delayed Filing would, on May 28, 2014, constitute an Event of Default under Section 8.01(b)(i) of the Credit Agreement (the “Additional Applicable Event of Default” and together with the Initial Applicable Event of Default, the “Applicable Events of Default”);

WHEREAS, notwithstanding anything contained in the Initial Delayed Filing Waiver or herein to the contrary, the Required Lenders have not waived any Defaults or Events of Default (other than the Applicable Events of Default) that may have occurred, may be continuing or may occur in connection with the Delayed Filing, any violation of the NASDAQ Listing Rule or any termination of the NASDAQ Delisting Stay or of the NASDAQ Suspension Stay (each, a “Delayed Filing Event”);

WHEREAS, the Loan Parties have requested that the Required Lenders waive the Additional Applicable Event of Default and amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to waive the Additional Applicable Event of Default and make such amendments to the Credit Agreement, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
WAIVER

1.1     Waiver of Applicable Event of Default. To the extent that the Additional Delayed Filing constitutes, or in the future constitutes, a breach of Section 6.12 of the Credit Agreement and an Event of Default under Section 8.01(b)(i) of the Credit Agreement, the Required Lenders hereby waive, on a one-time basis, the Additional Applicable Event of Default; provided that such waiver shall only apply to the extent that (a) no Event of Default (as defined in the Convertible Notes Indenture) occurs pursuant to Section 6.01(i) of the Convertible Notes Indenture due to failure by the Borrower to cure the breach of Section 4.06 of the Convertible Notes Indenture within sixty (60) days of receipt of notice from either the Trustee or the holders of 25% of the principal amount of the Convertible Notes demanding remedial action in respect of any Delayed Filing, or (b) no Termination of Trading, within the meaning of Section 15.02 of the Convertible Notes Indenture, occurs. Any occurrence of an “Event of Default” (as defined in the Convertible Notes Indenture) under the Convertible Notes Indenture, whether pursuant to Section 6.01(i) of the Convertible Notes Indenture or otherwise, or any repurchase right arising under Section 15.02 of the Convertible Notes Indenture, in either case in connection with the Delayed Filing shall result in an immediate Event of Default under Section 8.01(e) of the Credit Agreement.

1.2     Effectiveness of Waiver. This Waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Lenders have not been informed by the Loan Parties, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically modified or waived by this Waiver, (c) be deemed a waiver of any transaction or future action on the part of the Loan Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Loan Documents, or (d) except as waived hereby, be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default (other than the Additional Applicable Event of Default) which may now exist or otherwise, all such rights and remedies hereby being expressly reserved. For the avoidance of doubt, the Required Lenders reserve all rights in respect of any Event of Default that may occur under Section 8.01(e) of the Credit Agreement in respect of the Additional Delayed Filing and nothing in this Waiver shall be construed as a waiver of any rights or remedies under the Credit Agreement or any other Loan Document arising as a consequence of any such Event of Default.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

2.1     Amendment to Section 1.01. The following definitions are hereby added to Section 1.01 of the Credit Agreement in alphabetical order as follows:

“Delayed Filing Event” shall have the meaning set forth in the Fifth Amendment.

“Fifth Amendment” shall mean that certain Fifth Amendment to Credit Agreement, dated May 15, 2014.

“NASDAQ Suspension” shall have the meaning set forth in the Fifth Amendment.

2.2     Amendments to Section 6.01. Section 6.01(a) and (b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)     Audited Financial Statements. As soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2012); (provided that for the fiscal year ended December 31, 2013, Borrower shall have until the earlier of: (i) June 13, 2014 and (ii) the date on which both any Default or Event of Default related to any Delayed Filing Event and a NASDAQ Suspension exist, to comply with this Section 6.01(a)), a Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related Consolidated and consolidating statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited (as to Consolidated statements only) and accompanied by a report and opinion of Deloitte & Touche LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b)     Quarterly Financial Statements. As soon as available, but in any event within (i) forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and (ii) sixty (60) days after the end of the fourth fiscal quarter of each fiscal year of the Borrower; provided that (A) for fiscal quarter ended December 31, 2013, Borrower shall have until March 28, 2014 to comply with this Section 6.01(b) and (B) for the fiscal quarter ended March 31, 2014, Borrower shall have until June 20, 2014 to comply with this Section 6.01(b), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1     Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions on or prior to May 15, 2014:

(a)     Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Administrative Agent.

(b)     Default. After giving effect to this Amendment, no Default or Event of Default shall exist whether in respect of any Delayed Filing Event or otherwise.

(c)     Fees and Expenses. The Administrative Agent shall have received from the Borrower such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Administrative Agent’s legal counsel shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all reasonable fees and expenses incurred in connection with this Amendment.

(d)     Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1     Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2     Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants, as of the Amendment Effective Date, as follows:

(a)     It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)     This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)     The representations and warranties set forth in Article V of the Credit Agreement shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct (subject to the materiality qualifications set forth therein) and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, and except that for purposes of this Section 3.2(d), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

(e)     After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)     The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(g)     The Loans and other amounts payable by Borrower pursuant to the Credit Agreement are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3     Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

4.4     Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5     Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.6     Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.7     Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8     Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

4.9     No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

4.11     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[SIGNATURES ON THE FOLLOWING PAGES]

SCHEDULE I

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	IXIA, a California corporation By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Senior Vice President, Corporate Affairs and General Counsel

GUARANTORS:
CATAPULT COMMUNICATIONS CORPORATION By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Vice President, Legal

VERIWAVE, INC. By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Vice President, Legal

ANUE SYSTEMS, INC. By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Senior Vice President, Legal

BREAKINGPOINT SYSTEMS, INC. By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Senior Vice President, Legal

NET OPTICS, INC. By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Vice President

Schedule I to Fifth Amendment to Credit Agreement and Waiver

SCHEDULE I

NET OPTICS IL, LLC By: /s/ Ronald W. Buckly Name: Ronald W. Buckly Title: Secretary

Schedule I to Fifth Amendment to Credit Agreement and Waiver

SCHEDULE I

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

By: /s/Mollie S. Canup Name: Mollie S. Canup Title: Vice President

Schedule I to Fifth Amendment to Credit Agreement and Waiver

SCHEDULE I

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender

By: /s/ Marissa P. Roarty Name: Marissa P. Roarty Title: Senior Vice President

Schedule I to Fifth Amendment to Credit Agreement and Waiver

SCHEDULE I

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Vinh Ly Name: Vinh Ly Title: Vice President

Schedule I to Fifth Amendment to Credit Agreement and Waiver

SCHEDULE I

SILICON VALLEY BANK, as a Lender

By: /s/ Ray Morey Name: Ray Morey Title: Vice President

Schedule I to Fifth Amendment to Credit Agreement and Waiver

SCHEDULE I

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Eric Seltenrich Name: Eric Seltenrich Title: Senior Vice President, Relationship Manager

Schedule I to Fifth Amendment to Credit Agreement and Waiver

SCHEDULE I

Initial Delayed Filing

1.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2013

2.	Annual Report on Form 10-K for the fiscal year ended December 31, 2013

B.	Additional Delayed Filing

1.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014

Schedule I to Fifth Amendment to Credit Agreement and Waiver